Exhibit 10.6


                       ASSIGNMENT AND AMENDMENT OF LEASE
                       ---------------------------------

         THIS ASSIGNMENT AND AMENDMENT OF LEASE (the "Assignment") is made and entered into this 17 day of July, 2002 by and among (i) Commerce Center Development Corp. (hereinafter referred to as "Landlord"); (ii) SMR Advisory Group, L.C. (hereinafter referred to as "Tenant"); and (iii) Bizcom U.S.A., Inc. (hereinafter referred to as "Assignee").

         WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated January 31, 1996 (the "Lease"), for certain space containing approximately 4,270 rentable square feet in 5440 NW 33rd Avenue, Suite 106, Ft. Lauderdale, Florida, as more particularly described in said Lease; and

         WHEREAS, Landlord and Tenant amended the Lease on April 26, 2001;

         WHEREAS, Tenant desires to assign all of its right, title and interest in and to the Lease unto Assignee;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Tenant hereby assigns all of its right, title and interest in and to the Lease unto Assignee, and Assignee hereby assumes all of the obligations of Tenant under said Lease to the same extent as if Assignee were the original tenant thereunder.

         2. Tenant agrees to remain bound and fully liable for the full and faithful performance of all covenants, obligations and acts of said Lease notwithstanding the assignment of the Lease.

         3. Landlord hereby consents to this Assignment without releasing Tenant from any of its obligations under the Lease, and in the event of any default under the terms and conditions of said Lease, Landlord shall have the right to enforce any of the remedies provided to it thereunder against Tenant or Assignee either severally or jointly at its election. Landlord's consent to this Assignment shall not be deemed to relieve Tenant or Assignee from the requirement of obtaining Landlord's consent to any further assignments of the Lease.

         4. All notices, rent or other payments required or desired to be given hereunder by either party to the other shall be sent by first class mail, postage prepaid, or by a reputable commercial messenger service, except that notices of default shall be sent by certified mail, return receipt requested or by a receipted commercial messenger service (such as Federal Express or Airborne Express) for delivery on the next following business day. Notices to the respective parties, and any amounts required to be paid hereunder, shall be addressed and sent as follows:

If to Landlord: NOTICES AND CORRESPONDENCE           WITH A COPY TO:
Commerce Center Development Corp.                    B.F. Saul Property Company
c/o B.F. Saul Company                                900 Circle 75 Parkway
7501 Connecticut Avenue                              Suite 100
Suite 1500                                           Atlanta, GA 30339
Bethesda, MD 20814-6522

RENT, PAYMENTS, ETC.
c/o B. F. Saul Property Company
P.O. Box 17459
Baltimore, Maryland 21297-1459

If to Assignee: Bizcom U.S.A., Inc.
5440 NW 33rd Avenue
Suite 106
Ft. Lauderdale, Florida 33309

If to Tenant:        SMR Advisory Group, L.C.
                     5440 NW 33rd Avenue
                     Suite 106
                     Ft. Lauderdale, Florida 33309

         5. The effective date of this Assignment, for all purposes shall be the date hereof.

         6. Any agreements, obligation or liability, made, entered into or incurred by or on behalf of Landlord binds only its property and no shareholder, trustee, officer, employee, director, partner or agent of the Landlord assumes or shall be held to any liability therefor.

         7. The parties hereto do hereby acknowledge that all of the terms, covenants and conditions of the Lease are in full force and effect, and do hereby ratify and confirm said Lease in all respects.

         8. Demised Premises. The Demised Premises as referred to under Paragraph 1 of the aforesaid Lease is hereby increased in size so that it shall include an additional area containing approximately 2,600 rentable square feet (hereinafter defined as "Expansion Space") located in Building 5440 Suite 104 (as shown outlined in red on the Exhibit A-2) increasing the total Demised Premises to approximately 6,870 rentable square feet. Effective August 1,2002, all references in said Lease to the Demised Premises shall refer to the Demised Premises as increased in size.

         9. Rent. Commencing August 1, 2002 through October 31, 2003, the Initial Base Rent shall be increased to Six Thousand Eight Hundred Thirty Five and 65/100 Dollars ($6,835.65) per month plus the required Florida State Rent Tax in the amount of Four Hundred Ten and 14/100 Dollars ($410.14) for a total of Seven Thousand Two Hundred Forty Five and 79/100 Dollars ($7,245.79) per month.

         10. Term. The term of this Lease is hereby extended Eighteen (18) months commencing on November 1, 2002 and terminating on April 30, 2004.

         11. Rent Adjustment. Commencing November 1, 2003 and each November 1 thereafter, Initial Base Rent shall be increased by three percent (3%).

         12. Annual Operating Costs.

                  (a) Commencing August 1, 2002, Tenant's Pro-rata Share as provided in Paragraph 5 (e) is hereby increased to "11.23%".

                  (b) Commencing August 1, 2002, Tenant shall pay to Landlord on the first day of each calendar month as its estimated payment for the Annual Operating Costs the sum of Two Thousand Six Hundred Thirty Three and 50/100 Dollars (2,633.50), calculated at the rate of $4.50 per square foot per year, plus the required Florida State Rent Tax in the amount of One Hundred Fifty Eight and 01/100 Dollars ($158.01) for a total of Two Thousand Seven Hundred Ninety One and 51/100 Dollars ($2,791.51) per month.

         13. The Rent Commencement Date of this Amendment shall be August 1, 2002 (hereinafter referred to as "Rent Commencement Date").

         14. Construction. Tenant accepts Expansion Space in "as is" condition except Landlord agrees to steam clean carpet, patch walls as needed, repaint walls as needed, replace damaged ceiling tile, and install one cased door opening and one double door. Landlord further agrees that heating and air conditioning, electrical, and plumbing systems in the Expansion Space shall be in good working order on the Rent Commencement Date.

         15. Except as modified hereby, the Lease shall remain in full force and effect in accordance with its terms, and is hereby ratified, approved and conformed in all respects.

         16. INTERPRETATION. The submission of this Assignment for examination does not constitute an agreement, an option or an offer, and this Assignment becomes effective only upon execution and delivery thereof by Landlord. Neither party shall have any legal obligation to the other in the event that the Assignment contemplated herein is not consummated for any reason. Discussions between the parties respecting the proposed Assignment described herein shall not serve as a basis for a claim against either party or any officer, director or agent of either party. Captions and headings are for convenience and reference only and shall not in any way define, limit or describe the scope or content of any provision of this Assignment. Except as otherwise provided herein, capitalized terms shall have the same meaning as set forth in the Lease. Whenever in this Assignment (i) any printed portion, or any part thereof, has been stricken out, or (ii) any portion of the Lease (as the same may have been previously amended) or any part thereof, has been modified or stricken out, then, in either of such events, whether or not any replacement provision has been added, this Assignment and the Lease shall hereafter be read and construed as if the material so stricken out were not included, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein or in the Lease. The Exhibits referred to in this Assignment and attached hereto are a substantive part of this Assignment and are incorporated herein by reference.

         IN WITNESS WHEREOF, the parties hereto do hereby execute this Assignment and Amendment under seal on the day and year first above written.

ATTEST:                           TENANT: SMR Advisory Group, L.C.

/s/  Jody Koenigsberg             By:     /s/ Albert Koenigsberg   (SEAL)
                                           Name: Albert Koenigsberg
                                           Title: President
                                           Tenant's Tax I.D. Number or Social
                                           Security Number: 65-067-1886

ATTEST:                           ASSIGNEE: Bizcom U.S.A., Inc.

/s/  Michael Fehribach                      By: /s/ David L. George
                                            Name: David L. George
                                            Title: COO
                                            Assignee's Tax I.D. Number or Social
                                            Security Number: 65-068-1772

ATTEST:                           LANDLORD COMMERCE CENTER
                                  DEVELOPMENT CORP.

/s/ Cheryl C. Snyder              By: /s/ Philip D. Caraci
(seal) Assistant Secretary        Philip D. Caraci, President
Cheryl C. Snyder
Assistant Secretary